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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


Ford Motor Company
The American Road
Dearborn, Michigan


Re:      Ford Motor Company Registration Statement
         No. 33-58861

We consent to the incorporation by reference in the above Registration Statement of our report dated May 27, 1999 to the Board of Directors of Ford Motor Company and PRIMUS Automotive Financial Services, Inc. with respect to the financial statements of the PRIMUS Automotive Financial Services, Inc. Prime Account 401(k) Tax Deferred Savings Plan at December 31, 1998 and 1997, and for the year ended December 31, 1998, which is included in this Annual Report on Form 11-K.





400 Renaissance Center
Detroit, Michigan 48243
June 25, 1999